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EXHIBIT 23.1 CONSENT OF CROWE CHIZEK AND COMPANY, LLC.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the incorporation by reference in the Registration Statement (Nos. 333-115359) on Form S-8 of Citizens First Corporation of our report dated
 March 9, 2006 (except Notes 20 and 23 as to which the dates are September 5,
 2006), on the consolidated financial statements of Citizens First Corporation as of December 31, 2005 and for the year then ended which report appears in this Annual Report on Form 10-KSB Amendment No.1 of Citizens First Corporation for the year ended December 31, 2005.

                                              /s/ Crowe Chizek and Company LLC


                                                 Crowe Chizek and Company LLC
 Brentwood, Tennessee
 September 5, 2006
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